Exhibit (e)(1)

AMENDED Schedule A

Series of ING Partners, Inc.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2020 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2030 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2040 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2050 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING Invesco Van Kampen Comstock Portfolio
ING Invesco Van Kampen Equity and Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2020 Portfolio
ING Solution 2025 Portfolio
ING Solution 2030 Portfolio
ING Solution 2035 Portfolio
ING Solution 2040 Portfolio
ING Solution 2045 Portfolio
ING Solution 2050 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Growth Portfolio
ING Solution Conservative Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING Solution Moderate Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio

AMENDED Schedule B

Advisory Fees

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING American Century Small-Mid Cap Value Portfolio	1.00%
ING Baron Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter
ING Columbia Small Cap Value II Portfolio	0.75%
ING Davis New York Venture Portfolio	0.80%
ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series
ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Global Bond Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter
ING Index Solution 2015 Portfolio	0.10%
ING Index Solution 2020 Portfolio	0.10%
ING Index Solution 2025 Portfolio	0.10%
ING Index Solution 2030 Portfolio	0.10%
ING Index Solution 2035 Portfolio	0.10%
ING Index Solution 2040 Portfolio	0.10%
ING Index Solution 2045 Portfolio	0.10%
ING Index Solution 2050 Portfolio	0.10%
ING Index Solution 2055 Portfolio	0.10%
ING Index Solution Income Portfolio	0.10%

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Invesco Van Kampen Comstock Portfolio	0.60%
ING Invesco Van Kampen Equity and Income Portfolio	0.55%
ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter
ING PIMCO Total Return Portfolio	0.44%
ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter
ING Solution 2015 Portfolio	0.10%
ING Solution 2020 Portfolio	0.10%
ING Solution 2025 Portfolio	0.10%
ING Solution 2030 Portfolio	0.10%
ING Solution 2035 Portfolio	0.10%
ING Solution 2040 Portfolio	0.10%
ING Solution 2045 Portfolio	0.10%
ING Solution 2050 Portfolio	0.10%
ING Solution 2055 Portfolio	0.10%
ING Solution Aggressive Growth Portfolio	0.10%
ING Solution Conservative Portfolio	0.10%
ING Solution Growth Portfolio	0.10%
ING Solution Income Portfolio	0.10%

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Solution Moderate Portfolio	0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%
ING T. Rowe Price Growth Equity Portfolio	0.60%
ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million
ING Thornburg Value Portfolio	0.65%
ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million